Exhibit 99.B(e)(1)(b)

EXHIBIT A

to the

ETF DISTRIBUTION AGREEEMENT

between

VICTORY PORTFOLIOS II

and

FORESIDE FUND SERVICES, LLC

Novated on May 31, 2017

Fund List

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares Dividend Accelerator ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares Emerging Market Volatility Wtd ETF

VictoryShares Global Multi-Factor Minimum Volatility ETF

VictoryShares International High Div Volatility Wtd ETF

VictoryShares International Multi-Factor Minimum Volatility ETF

VictoryShares International Volatility Wtd ETF

VictoryShares Quality Growth ETF

VictoryShares Quality Value ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US Large Cap High Div Volatility Wtd ETF

VictoryShares US Multi-Factor Minimum Volatility ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares US Small Cap Volatility Wtd ETF

VictoryShares USAA MSCI USA Value Momentum ETF

VictoryShares USAA MSCI USA Small Cap Value Momentum ETF

VictoryShares USAA MSCI International Value Momentum ETF

VictoryShares USAA MSCI Emerging Markets Value Momentum ETF

VictoryShares USAA Core Short-Term Bond ETF

VictoryShares USAA Core Intermediate-Term Bond ETF

Current as of February 26, 2019